Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-24043, 333-29843, 333-38443, 333-29857, 333-29851, 333-29855, 333-61766, 333-69250, 333-69252, 333-70245, 333-82645, 333-82647, 333-106897, 333-109112, 333-139351, 333-139352, 333-186817, 333-206695, and 333-231324 all on Form S-8 of our reports dated February 25, 2021, relating to the consolidated financial statements of SPX Corporation and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 25, 2021